UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2013

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 26, 2013, Sutor Technology Group Limited (the “Company”) held the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Changshu, China. Holders of the Company’s common stock at the close of business on March 11, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 40,264,764 outstanding shares of common stock entitled to vote. A total of 37,764,567 shares of common stock (93.79%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on two proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated March 14, 2013 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below. A copy of the press release announcing the results of the Annual Meeting is attached to this report as Exhibit 99.1.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve for a one year term until the 2013 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Lifang Chen	31,558,816	3,000	50,012	6,152,739
Naijiang Zhou	31,528,816	33,000	50,012	6,152,739
Gerard Pascale	31,561,816	0	50,012	6,152,739
Guoyou Shao	31,556,416	5,400	50,012	6,152,739
Xinchuang Li	31,556,416	5,400	50,012	6,152,739

Proposal 2: The Company’s stockholders ratified the selection of Grant Thornton, the China member firm of Grant Thornton International, as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2013. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
37,685,439	22,170	56,958

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: April 30, 2013

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated April 30, 2013